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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report  (Date of earliest event reported)        October 23, 2001
                                                   -----------------------------


      EUPA International Corporation (formerly Access Network Corporation)
--------------------------------------------------------------------------------
       (Exact name of Registrant as Specified in its Charter Post-merger)


            Nevada                    000-26539                 88-0409450
----------------------------       ---------------           -----------------
(State or Other Jurisdiction         (Commission               (IRS Employer
of Incorporation pre-merger)         File Number)            Identification No.
                                                                 pre-merger)



                   89 N. San Gabriel Blvd., Pasadena, CA 91107
--------------------------------------------------------------------------------
                                  (New Address)

Registrant's telephone number, including area code        626-793-2688
                                                          ------------


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ITEM 1  CHANGES IN CONTROL OF THE REGISTRANT.

        (a) On October 23, 2001, EUPA International Corporation, formerly Access Network Corporation ("EUPA"), acquired all of the issued and outstanding capital stock of Tsann Kuen U.S.A. Incorporated ("TKE USA") from Tsann Kuen Enterprise Co., Ltd. ("TKE") pursuant to an Exchange Agreement dated as of October 10, 2001 by and among TKE, TKE USA and EUPA (the "Exchange Agreement"). TKE USA had been a wholly-owned subsidiary of TKE. Pursuant to the Exchange Agreement, TKE USA became a wholly-owned subsidiary of EUPA and, in exchange for the TKE USA shares, EUPA issued 12,000,000 shares of its common stock to TKE, representing 60% of the issued and outstanding capital stock of EUPA. A copy of the Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated herein by reference in its entirety.

        Simultaneous with the consummation of the transactions contemplated by the Exchange Agreement, all of the incumbent directors and officers resigned and the following directors and executive officers were appointed: Tsann Kun Wu, Hsing Chuang, Wen-Fang Yang and Te-Jung Chien.

        (b) Set forth below is a description of the business of EUPA as it is presently conducted and as it proposes to be conducted. This information contains forward-looking statements that involve risks and uncertainties. EUPA's actual results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include those discussed in the Risk Factors section and elsewhere in this Report.


OVERVIEW

        EUPA International Corporation has, since 1990, been the United States market research, design, supply and sales arm of Tsann Kuen Enterprise Co., Ltd. ("TKE"), a worldwide leader for over 20 years in the manufacture and design of home appliance and consumer electronic products for international brand names distributors. TKE had over $500 million in worldwide sales in 2000. TKE's strategy is to expand its United States and worldwide operations in part through us, TKE's majority owned subsidiary. As a result, beginning in 2002, our operations will be significantly expanded. In addition to our traditional role of developing products and sourcing orders for TKE in the United States, we will become the major supplier of TKE products to brand names distributors in Asia and Europe. We will also handle the design and development of TKE products worldwide. Finally, we plan to open and operate in China and Japan "3C" retail appliance and electronics, a chain of stores which TKE successfully operates in 83 locations in Taiwan.

        EUPA International is headquartered in Pasadena, California. It currently designs products and sources orders for TKE in the United States. TKE is a leading worldwide designer, marketer and supplier of a range of small and medium size electric products and appliances for the home, including coffee makers, electric grills, irons, toaster ovens, motor-driven products and vacuum cleaners.


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TKE products are sold in over 80 countries throughout the world. TKE designs and manufactures brand name products for internationally recognized companies.
Common household items such as the George Forman line of grills (marketed by Salton Inc.) were designed by EUPA and manufactured by TKE in China. We believe that TKE maintains a leading market position in the manufacture of many household products as a result of innovative products designed to meet consumer needs and esthetic preferences, strong relationships with customers and its ability to produce its products at low cost.

        We believe that TKE is the largest manufacturer of coffee makers, electric grills and irons in the world. TKE's product offerings include:

        Coffee makers, irons, grills, motor driven products, pop-up toasters, toaster ovens, rice cookers and vacuum cleaners.

        EUPA currently markets products solely in the United States through an internal sales force. All of the products we supply are sold to numerous brand name companies, including Sunbeam, Toshiba, Philips, Sharp, Salton, Rival and Toastmaster. We do not recognize sales revenue from the sale of TKE products in the United States. Rather, we interface with TKE customers in the United States and process orders for TKE. We are then paid a commission on each sale. Our commission income generally equals our costs. We therefore do not and will not realize significant net income from our operations in the United States.

        Beginning in 2001, we will become the primary representative for the supply of TKE products in Asia and Europe. In these markets our products are sold through an internal sales force. In these markets, TKE products are sold to the well known worldwide brands and locally recognized brand names. For the year ended December 31, 2000 and the nine months ended September 30, 2001, sales of TKE products in Asia and Europe were $25.9 million and $22 million, respectively. Traditionally, TKE's focus has been on the United States marketplace which represents a majority of TKE's sales. However, we believe that there is a significant opportunity in Asia and Europe to increase the volume of sales of TKE products in these markets.

COMPETITIVE ADVANTAGES.

        Design and Development Innovation. TKE puts a high emphasis on product design and management believes that TKE has a reputation among brand names distributors for innovative product design. TKE's research and development team has won numerous design awards worldwide. In addition to EUPA's design center in California, TKE operates research and development centers in Taiwan, China, Japan and Germany. These design centers will all be operated by EUPA beginning in 2002. In designing new products, the design centers analyze market trends, social shifts, economics, aesthetics, ergonomics and new materials and


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production methods and work closely with customers to identify consumer needs.
New TKE products are constantly being developed to meet changing consumer needs.

        High Quality Production. TKE products are designed to meet many international manufacturing standards, including VDE, BS, USAA, CSA, SEMKO, T-Mark and TVU. Products manufactured in Taiwan are ISO9001 certified and products manufactured in China are ISO 9002 certified. We believe that TKE is one of the few manufacturers whose products have two ISO recognitions.

        Low Cost Production. TKE operates state of the art facilities in China and manufactures its own molds. This allows TKE to produce products at lower cost than other manufacturers. In particular, management believes that TKE's low manufacturing costs for coffee makers, electric grills and irons allow these products to be sold in mass quantities at prices below those offered by any other manufacturer.

GROWTH STRATEGY.

        Our primary strategy is to increase the profile of TKE products worldwide and grow our business through the following initiatives:

        Asian and European Sales. Currently, all of EUPA's customer base is located in the United States. Beginning in 2002, EUPA will be the major representative for supply of TKE products in Europe and Asia and TKE's sales force for these marketplaces will become part of EUPA. For the fiscal year ended December 31, 2000 and the nine months ended September 30, 2001, sales of TKE products in Europe and Asia were $25.9 million and $22 million, respectively.

        New Products and Product Line Extension. EUPA plans to increase sales of TKE products in Europe and Asia through strong product development initiatives, including modifying and enhancing existing TKE products, expanding existing TKE product lines and introducing new products. We conduct extensive market research and work closely with brand names and distributors to identify consumer needs and preferences and to develop new products to satisfy consumer demand. During the year ended December 31, 2000, we designed and manufactured 90 different types of appliance products.

        Cultivate Relationships with New and Existing Customers. The home appliance industry is going through a period of consolidation and we expect that distributors will continue to consolidate their vendor base by dealing primarily with a smaller number of suppliers that can provide them with a broad array of innovative, differentiated and quality products. We have been able to establish and intend to continue to build strong relationships with our distribution customers based on TKE's frequent product innovation, high level of customer service, breadth of product offerings, reputation for quality products and TKE's low cost manufacturing capabilities. We will seek to maintain TKE's strong relationships with a broad array of distributors and cultivate new relationships as part of its marketing strategy. We will continue to seek to establish "partnership" relationships with our customers by offering them "one stop shopping" for a wide variety of appliance and consumer electronics products. We plan to attract


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and support customers who are consolidating their vendor relationships to achieve greater purchasing and operating economies. With its Asian-based management team, we intends to build up its Asian and European marketing groups to expand our customer base in these areas.

        Build on Market Leadership Position on Manufacturing Sales of Products. We believe that TKE is the world's largest supplier of electric grills and irons and we seek to build on this leadership by expanding our offerings of TKE products. TKE's leadership position in these product lines provides us with a competitive advantage in terms of marketing new TKE appliance products to our customers.

        Open and Operate 3C Retail Outlets. The household appliance industry is mature, fragmented and highly competitive. As a result, TKE has sought to increase revenues and profits through diversifying operations. Since 1991, TKE has operated 3C branded retail stores specializing in appliance, communications and computer-related products. TKE operates 83 such stores in Taiwan. These stores generate higher profit margins than TKE's traditional manufacturing operations and provide an additional channel for distributing TKE products. TKE has granted EUPA the right to develop 3C stores outside of Taiwan and will assist EUPA in entering these markets. In particular, management believes that there is great market opportunity in China, the largest single market. EUPA initially intends to open 3C stores in China where EUPA branded products have a high level of consumer recognition and brand name cache and China's entry into the World Trade Organization will allow foreign companies to effectively compete for the huge Chinese consumer base. EUPA may also open 3C stores in Japan.

PRODUCTS.

        TKE's broad variety of products enables us to service the needs of distributors and satisfy the different tastes, preferences and budgets of consumers. Our products include full-featured and upscale models or designs as well as those which are marketed to budget conscious consumers. Our product categories include: coffee makers, irons, grills, motor-driven products, pop-up toasters, toaster ovens, rice cookers and vacuum cleaners.

        At the end of 2000, TKE manufactured 90 different types of appliance products and sold them all over the world.

RESEARCH AND DEVELOPMENT


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        Management believes that the foundation of TKE's success is its dedication to its research and development operations. Historically, approximately 5% of TKE revenues has been devoted to product design activities, including investment in CAD-CAM systems to assist in the design process. Growth is driven by ensuring that products manufactured by TKE are both technologically advanced and aesthetically pleasing. We design the style, features and functionality of our products to anticipate consumer demand rather than to merely react to customer needs. We carefully analyze market trends to facilitate product development and design. Annually, we send designers to international household appliance shows in Chicago, Paris, Cologne, San Francisco and Hong Kong. At these shows and throughout the year, we meet with customers directly and collect information, opinions and reactions to products and shifting trends in appliance design. This process result in continuously upgraded product offerings.

        To address different consumer preferences around the world, TKE maintains research and development centers in Taiwan, China, the United States, Japan and Germany. TKE employs approximately 100 designers who are coordinated at TKE's research and development facility in Taiwan. Our use of in-house industrial designers, technicians and engineers and other specialties have been a major strength in obtaining and increasing TKE's business. Beginning in 2002, all research and development activities will be conducted by EUPA which will result in additional revenue for us from design fees for product moulds

MARKETING AND DISTRIBUTION

        TKE products are manufactured for numerous brand name companies, including Sunbeam, Toshiba, Philips, Sharp, Salton, Rival and Toast Master. EUPA currently manufactures products for sale in the United States through an internal sales force of four persons. Beginning in 2002, we will have the right to distribute TKE manufactured products in Europe and Asia and will employ the nine persons covering these regions.

        We do not maintain long-term purchase contracts with our customers and operate principally on a purchase order basis. We believe that we are not, and will not be, dependent on any single customer for any of TKE's products. However, 10 customers accounted for approximately 50% of our product purchases during fiscal 2000. We believe that the loss of any one customer would not have a long term material adverse effect on our business because TKE's low cost high quality products generally remain in high demand. However, the loss of a customer could, in the short term, adversely effect our revenues.

        We do not engage in extensive public marketing activities. Rather, we direct our marketing efforts toward expanding our product offerings to our existing customers although we intend to seek to expand our customer base in the future. Once designed, TKE's state of the art production facilities in China allow for low cost production of products. With TKE's broad array of branded product offerings, reputation for quality and value-added marketing services, such as customized merchandise planning,


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inventory management and just-in-time delivery, EUPA believes that it is one of the few companies that can act as a "one-stop shop" to retailers of home appliances and consumer electronics.

QUALITY CONTROL.

        Most of the products we supply are manufactured by TKE and its affiliated companies in Taiwan and China. All of TKE's Chinese factories are ISO 9000 certified. Quality assurance is particularly important to us and TKE's product shipments are required to satisfy quality control tests established by its internal product design and engineering department.

COMPETITION

        Our industry is mature and highly fragmented. Competition is based upon price, manufacturing quality, costs and product features and enhancements. In the manufacture of small appliances, we compete with, among others, local Chinese suppliers. We believe that our success will be dependent on TKE's ability to offer a broad range of existing products and to continually introduce new products and enhancements of existing products which have substantial consumer appeal based upon price, design, performance and features.



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EMPLOYEES

        As of October 31, 2001, we employed 43 persons. Approximately 8 employees work at our Pasadena, California headquarters and the balance operate out of TKE facilities throughout the world. None of our employees are covered by any collective bargaining agreement. We generally consider our relationship with our employees to be satisfactory and have never experienced a work stoppage.

REGULATION

        Most of TKE's products are subject to federal, state and local regulations concerning consumer products safety. Foreign jurisdictions also have regulatory authorities overseeing the safety of consumer products. In general, we have not experienced difficulty complying with such regulations and compliance has not had an adverse effect on our business.

PATENTS.

        We hold patents registered in the United States and foreign countries for various TKE manufactured products and processes. We consider these Patents to be of considerable value and of material importance to our business.

WARRANTIES.

        TKE products are generally sold with a limited one year warranty from the date of purchase. In the case of defects in material or workmanship, we agree to replace or repair the defective product without charge.


MANAGEMENT.

Directors and Executive Officers

        Our directors and their ages and positions are as follows:


Name of Individual       Age    Position with company and subsidiaries
------------------       ---    --------------------------------------
Tsann-Kun Wu             50     Director, Chairman of the Board and President
Hsing Chuang             47     Director and General Manager
Wen-Fang Yang            41     Director
Te-Jung Chien            39     Director


        TSANN-KUN WU has been Chairman of the Board, President and director of EUPA since October 2001. From 1978 through the present, Mr. Wu has served as President of Tsann Kuen Enterprises Co. Ltd., the parent company of EUPA and a leading designer and manufacturer of home appliance and consumer electronic products.


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        HSING CHUANG has been General Manager and a director of EUPA since
October 2001. From 1998 to the present, Mr. Chuang has served as Vice President of Tsann Kuen Enterprises Co. Ltd. From 1995 to 1998, Mr. Chuang served as Manager of Research and Development for Tsann-Kuen Enterprises Co. Ltd.

        WEN-FANG YANG has been a director of EUPA since October 2001. From January 2001 to the present, Mr. Yang has served as Vice General Manager of Tsann Kuen (China) Enterprises Co. Ltd. From December 1994 to December 2000, Mr. Yang was employed by Shanghai P&C Telesystems Inc.

        TE-JUNG CHIEN has been a director of EUPA since October 2001. From 1998 to the present, Mr. Chien has served as Vice-President of Tsann Kuenn (Japan) Enterprises Co. Ltd.



RISK FACTORS

        Prospective investors should carefully consider the following risk factors, in evaluating us and our business. The factors listed below represent certain important factors which we believe could cause such results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated.

TKE CONTROLS OUR BUSINESS. TKE owns more than 50% of our outstanding capital stock. As a result, TKE will be able to control our business and affairs, including the composition of our board of directors or authorizing corporate transactions such as mergers or sales of our assets. However, the interests of TKE may not be consistent with the interests of our other investors since it could take action or forgoing action which may not be in the best interests of our other investors.

WE ARE DEPENDENT ON TKE FOR OUR PRODUCT SUPPLY AND CAPITAL REQUIREMENTS. TKE will be the major manufacturer of the products we supply and will manufacture a significant number of products that we expect to sell in our 3C stores. As a result, any change in the cost of manufacturing these products will have a material adverse impact on our profit margins. TKE is subject to the risks of doing business abroad, including trade restrictions; production delays due


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to unavailability of parts or components, increases in transportation costs and transportation delays, foreign currency fluctuations and political and economic instability.

        We do not have an independent source of capital or lines of credit. All of our operations will be funded by EUPA. Accordingly, any change in TKE's financial condition or liquidity could have an impact on our ability to operate our business.

MANY OR OUR EMPLOYEES WILL ALSO PERFORM SERVICES FOR TKE WHICH COULD RESULT IN THEIR ATTENTION BEING DIVERTED FROM OUR BUSINESS. Our success will depend, to some degree on the efforts of our employees. Many of EUPA's officers and employees will also be employed by TKE. As a result, their full time, attention and energies will not be directed to our business of EUPA. If the attention of our officers is diverted from our business, we may not be able to realize the full potential of our business opportunities.

IF WE DO NOT DEVELOP AND INTRODUCE NEW TKE PRODUCTS, OUR ABILITY TO GROW OUR BUSINESS WILL BE LIMITED.

        We believe that our future success will depend in part upon our ability to continue to develop innovative designs in the products manufactured by TKE and to develop and market new products. We may not be successful in introducing or supplying any new products or product innovations or developing and introducing in a timely manner innovations to TKE's existing products which satisfy customer needs or achieve market acceptance. The failure to develop products and introduce them successfully and in a timely manner would harm our ability to grow our business.

A SLOWDOWN IN THE RETAIL INDUSTRY WILL LIKE HAVE AN ADVERSE EFFECT ON OUR RESULTS. The products that we supply are ultimately sold to consumers through major retail channels, primarily mass merchandisers, department stores, specialty stores and mail order catalogs. Changes in general economic conditions will cause reductions in demand among consumers and retailers for the kid of products we supply. As a result, our business and financial results will fluctuate with the financial condition of our retail customers and the retail industry.

THE COMPETITIVE NATURE OF THE SMALL APPLIANCE INDUSTRY MAY CREATE PRICE PRESSURES ON US. The small household appliance industry is highly competitive and our ability to succeed is based upon our and TKE's ability to compete effectively. We believe that competition is based upon several factors, including price, product features and enhancements, new product introductions and customer delivery needs.

        The current general slowdown in the retail sector has resulted in, and we expect it to continue to result in, additional pricing pressures on our customers and, as a result, upon us. We compete with many manufacturing companies, some of which have substantially greater facilities, personnel, financial and other resources than we have. Significant new competitors or

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increased competition from existing competitors may adversely affect our business, financial condition and results of operations.

EXPANDING INTERNATIONAL SALES WILL SUBJECT US TO ADDITIONAL BUSINESS RISKS.

        Beginning in 2001, we are gong to pursue growth opportunities internationally. International operations are subject to a number of other risks and potential costs, including: the risk that TKE products may not be locally recognized; the risk that we may be required to spend significant amounts of time and money to build a identity among distributors without certainty that we will be successful; unexpected changes in regulatory requirements; foreign currency fluctuations; transportation costs; adverse tax consequences; and political and economic instability. We cannot assure you that we will not incur significant costs in addressing these potential risks.

ONCE WE BEGIN OPENING 3C STORES WILL BECOME SUBJECT TO THE SAME RISKS AS RETAILERS. Once we launch our 3C stores, we will become subject to additional business risks including competition from other retailers, price pressure and reduced sales in recessionary periods. Further, although TKE has had significant experience in operating retail stores in Taiwan, we will not have any retailing experience in China and Japan. There can be no assurance that we will be able to successfully launch our retail stores in these markets. In the event that we are not successful, a key element of our growth strategy will not be achieved.

THE SEASONAL NATURE OF OUR BUSINESS COULD ADVERSELY IMPACT OUR OPERATIONS. The consumer appliance business is highly seasonal, with operating results varying from quarter to quarter. We have historically experienced higher order volume during the third and fourth quarters of each year as retailers increase their inventories in anticipation of the year-end selling season. Lower sales than expected by us during this period, a lack of availability of products or a general economic downturn in retail sales could have a material adverse effect on our business, financial condition and results of operations.

PRODUCT RECALLS OR LAWSUITS RELATING TO DEFECTIVE PRODUCTS COULD ADVERSELY IMPACT OUR FINANCIAL RESULTS. We face exposure to product recalls and product liability claims in the event that the products we supply are alleged to have manufacturing or safety defects or to have resulted in injury or other adverse effects. Although we believe that we maintain adequate product liability insurance, there can be no assurance that we will be able to continue to maintain these policies on acceptable terms, if at all, or that product liability claims will not exceed the amount of our insurance coverage.

IF ANY OF THE PRODUCTS WE SUPPLY INFRINGE ON THE RIGHTS OF OTHERS, WE COULD SUFFER SIGNIFICANT FINANCIAL LOSS. We and TKE hold numerous patents on the products that we supply and these proprietary rights are essential to our business. Our patents could be challenged by others or invalidated through administrative process or litigation. This process could be costly and time consuming and would divert the attention of management and key personnel from other business issues. If any of our patents are successfully challenged, we could be required to pay a


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significant damage award and could no longer supply these products. The would have an impact on both our sales and costs.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS COULD INCREASE OUR OPERATING COSTS AND INTERFERE WITH OUR BUSINESS EFFORT. Most federal, state and local authorities require certification by Underwriters Laboratory, Inc., an independent, not-for-profit corporation engaged in the testing of products for compliance with certain public safety standards, or other safety regulation certification prior to marketing electrical appliances. Foreign jurisdictions also have regulatory authorities overseeing the safety of consumer products. TKE products, or additional electrical appliances which may be developed by us or TKE, may not meet the specifications required by these authorities. A determination that our products are not in compliance with these rules and regulations could result in the imposition of fines or an award of damages to private litigants.


ITEM 5.  OTHER EVENTS.

        On October 11, 2001, the board of directors and stockholders of EUPA approved the change of the name of the corporation from Access Network Corporation to EUPA International Corporation. Articles of Amendment changing the name of EUPA were filed with the Secretary of State of the State of Nevada on October 12, 2001 and are filed as an exhibit to this Form 8-K.

        On October 11, 2001, the board of directors of EUPA approved a forward split of EUPA's common stock of 19.940179 shares for every one issued and outstanding share. The forward split was effectuated on October 16, 2001.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.

        (a)    Financial Statements

               The audited financial statements of TKE USA for the fiscal years ended August 31, 2000 and 1999 and the interim period ended September 30, 2001 will be filed by amendment to this Report within 60 days after the date this report must be filed.

        (b)    Exhibits

        Exhibit No.          Description
        -----------          -----------

        10.1                 Exchange Agreement

        10.2                 Articles of Amendment of Articles of Incorporation.




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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          EUPA INTERNATIONAL CORPORATION


Date:      November 7, 2001               By: /s/ Jacky Chang
      ------------------------------         --------------------------------
                                              Jacky Chang